Exhibit A

Funds of First Trust Exchange-Traded Fund VIII

(as of December 16, 2024)

First Trust Income Opportunities ETF (FCEF)

First Trust Flexible Municipal High Income ETF (MFLX)

First Trust TCW Opportunistic Fixed Income ETF (FIXD)

First Trust TCW Unconstrained Plus Bond ETF (UCON)

First Trust Low Duration Strategic Focus ETF (LSDF)

FT Vest U.S. Equity Buffer ETF – August (FAUG)

FT Vest U.S. Equity Deep Buffer ETF – August (DAUG)

FT Vest U.S. Equity Buffer ETF – November (FNOV)

FT Vest U.S. Equity Deep Buffer ETF – November (DNOV)

First Trust Active Factor Large Cap ETF (AFLG)

First Trust Active Factor Mid Cap ETF (AFMC)

First Trust Active Factor Small Cap ETF (AFSM)

FT Vest U.S. Equity Buffer ETF – February (FFEB)

FT Vest U.S. Equity Deep Buffer ETF – February (DFEB)

First Trust TCW Securitized Plus ETF (DEED)

FT Vest U.S. Equity Buffer ETF – May (FMAY)

FT Vest U.S. Equity Deep Buffer ETF – May (DMAY)

First Trust Multi-Manager Large Growth ETF (MMLG)

FT Vest U.S. Equity Buffer ETF – June (FJUN)

FT Vest U.S. Equity Deep Buffer ETF – June (DJUN)

FT Vest U.S. Equity Buffer ETF – July (FJUL)

FT Vest U.S. Equity Deep Buffer ETF – July (DJUL)

FT Vest Laddered Buffer ETFs (BUFR)

FT Vest U.S. Equity Buffer ETF – September (FSEP)

FT Vest U.S. Equity Deep Buffer ETF – September (DSEP)

FT Vest U.S. Equity Buffer ETF – October (FOCT)

FT Vest U.S. Equity Deep Buffer ETF – October (DOCT)

FT Vest U.S. Equity Buffer ETF – December (FDEC)

FT Vest U.S. Equity Deep Buffer ETF – December (DDEC)

FT Vest Nasdaq-100® Buffer ETF – December (QDEC)

FT International Equity Moderate Buffer ETF – December (YDEC)

FT Vest U.S. Equity Buffer ETF – January (FJAN)

FT Vest U.S. Equity Deep Buffer ETF – January (DJAN)

FT Vest Laddered Deep Buffer ETFs (BUFD)

First Trust TCW Emerging Markets Debt ETF (EFIX)

FT Vest U.S. Equity Buffer ETF – March (FMAR)

FT Vest U.S. Equity Deep Buffer ETF – March (DMAR)

FT Vest Nasdaq-100® Buffer ETF – March (QMAR)

FT International Equity Moderate Buffer ETF – March (YMAR)

FT Vest U.S. Equity Buffer ETF – April (FAPR)

FT Vest U.S. Equity Deep Buffer ETF – April (DAPR)

Exhibit A
(Continued)

First Trust Innovation Leaders ETF (ILDR)

FT Vest Nasdaq-100® Buffer ETF – June (QJUN)

FT Vest International Equity Moderate Buffer ETF – June (YJUN)

First Trust Expanded Technology ETF (XPND)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – June (XJUN)

FT Vest Nasdaq-100® Buffer ETF – September (QSEP)

FT Vest International Equity Moderate Buffer ETF – September (YSEP)

First Trust SkyBridge Crypto Industry and Digital Economy ETF (CRPT)

First Trust Multi-Manager Small Cap Opportunities ETF (MMSC)

FT Vest Buffered Allocation Defensive ETF (BUFT)

FT Vest Buffered Allocation Growth ETF (BUFG)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – December (XDEC)

FT Vest Laddered Nasdaq Buffer ETFs (BUFQ)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – September (XSEP)

FT Vest U.S. Equity Moderate Buffer ETF – January (GJAN)

FT Vest U.S. Equity Moderate Buffer ETF – February (GFEB)

First Trust Multi-Strategy Alternative ETF (LALT)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – March (XMAR)

FT Vest U.S. Equity Moderate Buffer ETF – March (GMAR)

FT Vest U.S. Equity Moderate Buffer ETF – April (GAPR)

FT Vest U.S. Small Cap Moderate Buffer ETF – May (SMAY)

FT Vest U.S. Equity Moderate Buffer ETF – May (GMAY)

FT Vest U.S. Equity Moderate Buffer ETF – June (GJUN)

FT Vest U.S. Equity Moderate Buffer ETF – July (GJUL)

FT Vest U.S. Equity Moderate Buffer ETF – August (GAUG)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – July (XJUL)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – August (XAUG)

FT Vest U.S. Small Cap Moderate Buffer ETF – August (SAUG)

FT Vest U.S. Equity Moderate Buffer ETF – September (GSEP)

FT Vest U.S. Equity Buffer & Premium Income ETF – September (XISE)

FT Vest U.S. Equity Moderate Buffer ETF – October (GOCT)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – October (XOCT)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – November (XNOV)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – January (XJAN)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – April (XAPR)

FT Vest U.S. Equity Moderate Buffer ETF – November (GNOV)

FT Vest U.S. Small Cap Moderate Buffer ETF – November (SNOV)

FT Vest Laddered Moderate Buffer ETF (BUFZ)

First Trust Active Global Quality Income ETF (AGQI)

FT Vest U.S. Equity Moderate Buffer ETF – December (GDEC)

FT Vest U.S. Equity Buffer & Premium Income ETF – December (XIDE)

FT Raymond James Multicap Growth Equity ETF (RJMG)

FT Vest U.S. Small Cap Moderate Buffer ETF – February (SFEB)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – February (XFEB)

Exhibit A
(Continued)

FT Vest U.S. Equity Buffer & Premium Income ETF – March (XIMR)

FT Vest U.S. Equity Max Buffer ETF – March (MARM)

FT Vest Nasdaq®-100 Conservative Buffer ETF – April (QCAP)

FT Vest Nasdaq®-100 Conservative Buffer ETF – July (QCJL)

FT Vest Nasdaq®-100 Conservative Buffer ETF – October* (QCOC)

FT Vest Nasdaq®-100 Conservative Buffer ETF – January* (QCJA)

FT Energy Income Partners Enhanced Income ETF (EIPI)

FT Vest Laddered Small Cap Moderate Buffer ETF (BUFS)

FT Vest U.S. Equity Enhance & Moderate Buffer ETF – May (XMAY)

FT Vest Nasdaq-100 Moderate Buffer ETF – May (QMMY)

FT Vest Nasdaq-100 Moderate Buffer ETF – August (QMAG)

FT Vest Nasdaq-100 Moderate Buffer ETF – November (QMNV)

FT Vest Nasdaq-100 Moderate Buffer ETF – February* (QMFE)

FT Vest U.S. Equity Max Buffer ETF – June (JUNM)

FT Vest U.S. Equity Buffer & Premium Income ETF – June (XIJN)

FT Vest U.S. Equity Equal Weight Buffer ETF – June (RSJN)

FT Vest U.S. Equity Max Buffer ETF – July (JULM)

FT Vest U.S. Equity Max Buffer ETF – August (AUGM)

FT Vest U.S. Equity Max Buffer ETF – September (SEPM)

FT Vest U.S. Equity Equal Weight Buffer ETF – September (RSSE)

FT Vest U.S. Equity Equal Weight Buffer ETF – December* (RSDE)

FT Vest U.S. Equity Equal Weight Buffer ETF – March* (RSMR)

FT Vest Emerging Markets Buffer ETF – September (TSEP)

FT Vest Emerging Markets Buffer ETF – December (TDEC)

FT Vest Emerging Markets Buffer ETF – March* (TMAR)

FT Vest Laddered International Moderate Buffer ETF (BUFY)

FT Vest U.S. Equity Max Buffer ETF – October (OCTM)

FT Vest U.S. Equity Max Buffer ETF – November (NOVM)

FT Vest U.S. Equity Max Buffer ETF – December (DECM)

FT Vest U.S. Equity Max Buffer ETF – January* (JANM)

FT Vest U.S. Equity Max Buffer ETF – February* (FEBM)

FT Vest U.S. Equity Max Buffer ETF – April* (APRM)

FT Vest U.S. Equity Max Buffer ETF – May* (MAYM)

FT Vest U.S. Equity Quarterly 2.5 to 15 Buffer ETF (DHDG)

FT Vest U.S. Equity Uncapped Accelerator ETF – October (UXOC)

FT Vest U.S. Equity Uncapped Accelerator ETF – January* (UXAO)

FT Vest U.S. Equity Uncapped Accelerator ETF – April* (UXAP)

FT Vest U.S. Equity Quarterly Dynamic Buffer ETF (FHDG)

FT Vest U.S. Equity Quarterly Max Buffer ETF (SQMX)

Schedule A

Books and Records to Be Maintained by Bank

Source Documents requesting Creations and Redemptions

Correspondence/AP Inquiries

Reconciliations, bank statements, copies of canceled checks, cash proofs

Daily/Monthly reconciliation of outstanding units between the Trust and DTC

Net Asset Computation Documentation

Dividend Records

Year-end Statements and Tax Forms

Exhibit B

Form of Participant Agreement

To be provided